Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2022
BANNOCKBURN, IL., July 27, 2022 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, today announced financial results for the second quarter ended June 30, 2022.
Second Quarter 2022 Financial Highlights
•Net revenue of $980.8 million, up 14.0% compared to $860.3 million in the second quarter of 2021
•Gross profit of $216.9 million, or 22.1% of net revenue, up 9.0% compared to $199.0 million, or 23.1% of net revenue, in the second quarter of 2021
•Net income of $33.9 million, or $0.19 per share, compared to net income of $31.8 million, or $0.18 per share, in the second quarter of 2021
•Adjusted EBITDA of $85.2 million, or 8.7% of net revenue, up 17.0% compared to $72.8 million, or 8.5% of net revenue, in the second quarter of 2021
•Cash flow from operations of $104.4 million compared to $73.7 million in the second quarter of 2021
•Cash balances were $204.0 million at the end of the second quarter
•Completed the acquisition of Specialty Pharmacy Nursing Network for $60.0 million, financed through cash balances on hand

John C. Rademacher, Chief Executive Officer, commented, “Overall the second quarter was very productive for the Option Care Health team. We continue to execute on our purpose of providing extraordinary care that changes lives. Despite continued inflationary challenges, we delivered strong financial results and we believe we are well positioned going into the second half of the year.”

Full Year 2022 Guidance
For the full year 2022, Option Care Health is increasing its guidance and now expects to generate:
•Net Revenue of $3.85 billion to $3.95 billion
•Adjusted EBITDA of $330 million to $342 million
•Cash Flow from Operations of at least $250 million

Conference Call
Option Care Health will host a conference call to discuss its second quarter 2022 financial results later today at 8:30 a.m. EDT. The conference call can be accessed via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning our full year 2022 guidance and our expectations regarding industry and macroeconomic trends and our operating performance. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; and (iv) the loss of one or more key payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our most recent Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	June 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$204,046	$119,423
Accounts receivable, net	362,772	338,242
Inventories	231,766	183,095
Prepaid expenses and other current assets	78,555	69,496
Total current assets	877,139	710,256

NONCURRENT ASSETS:
Property and equipment, net	105,210	111,535
Intangible assets, net	23,161	21,433
Referral sources	352,368	344,587
Goodwill	1,512,246	1,477,564
Other noncurrent assets	115,788	125,543
Total noncurrent assets	2,108,773	2,080,662
TOTAL ASSETS	$2,985,912	$2,790,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$380,516	$279,246
Other current liabilities	174,792	180,449
Total current liabilities	555,308	459,695

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,059,017	1,059,900
Other noncurrent liabilities	86,593	95,437
Total noncurrent liabilities	1,145,610	1,155,337
Total liabilities	1,700,918	1,615,032

STOCKHOLDERS’ EQUITY	1,284,994	1,175,886
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,985,912	$2,790,918

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
NET REVENUE	$980,820	$860,272	$1,896,604	$1,619,509
COST OF REVENUE	763,920	661,304	1,478,768	1,255,068
GROSS PROFIT	216,900	198,968	417,836	364,441

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	141,787	134,257	275,756	254,297
Depreciation and amortization expense	16,037	16,619	30,759	32,958
Total operating expenses	157,824	150,876	306,515	287,255
OPERATING INCOME	59,076	48,092	111,321	77,186

OTHER INCOME (EXPENSE):
Interest expense, net	(12,765)	(17,236)	(25,011)	(36,717)
Other, net	1,327	1,691	2,596	(9,505)
Total other expense	(11,438)	(15,545)	(22,415)	(46,222)

INCOME BEFORE INCOME TAXES	47,638	32,547	88,906	30,964
INCOME TAX EXPENSE	13,709	731	24,702	2,009
NET INCOME	$33,929	$31,816	$64,204	$28,955

Earnings per share, basic	$0.19	$0.18	$0.36	$0.16
Earnings per share, diluted	$0.19	$0.18	$0.35	$0.16

Weighted average common shares outstanding, basic	180,621	179,843	180,293	179,826
Weighted average common shares outstanding, diluted	181,618	181,037	181,176	180,975

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64,204	$28,955
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization expense	33,249	35,705
Other non-cash adjustments	44,371	22,688
Changes in operating assets and liabilities:
Accounts receivable, net	(22,950)	(9,866)
Inventories	(48,671)	(14,651)
Accounts payable	100,924	26,532
Other	(34,173)	2,671
Net cash provided by operating activities	136,954	92,034

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(10,055)	(6,808)
Business acquisitions, net of cash acquired	(59,897)	(18,852)
Net cash used in investing activities	(69,952)	(25,660)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	—	355,200
Retirement of debt obligations	—	(352,009)
Proceeds from warrant exercises	20,098	—
Other financing cash flows	(2,477)	(11,304)
Net cash used in financing activities	17,621	(8,113)
NET INCREASE IN CASH AND CASH EQUIVALENTS	84,623	58,261
Cash and cash equivalents - beginning of the period	119,423	99,265
CASH AND CASH EQUIVALENTS - END OF PERIOD	$204,046	$157,526

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Consolidated net income	$33,929	$31,816	$64,204	$28,955
Interest expense, net	12,765	17,236	25,011	36,717
Income tax expense	13,709	731	24,702	2,009
Depreciation and amortization expense	17,270	17,989	33,249	35,705
Consolidated EBITDA	77,673	67,772	147,166	103,386

EBITDA adjustments
Stock-based incentive compensation	4,398	2,525	8,576	3,730
Loss on extinguishment of debt	—	—	—	12,403
Restructuring, acquisition, integration and other	3,105	2,526	7,216	5,534
Consolidated adjusted EBITDA	$85,176	$72,823	$162,958	$125,053